EXHIBIT 10.7

STOCK SUBSCRIPTION AGREEMENT

This Agreement is made as of the 5th day of September, 2006, by and among All Energy Company, a Delaware corporation (“All Energy”), Dean Sukowatey, the president of All Energy acting in his individual capacity (“Sukowatey”), R.L. Bibb Swain, an individual resident of the State of Virginia (“B. Swain”), Rob Swain, an individual resident of the State of Virginia (“R. Swain”), James R. Broghammer, an individual resident of the State of Iowa (“Broghammer”), Scott D. Zabler, an individual resident of the State of South Dakota (“Zabler”), John F. Hopkins, Jr., an individual resident of the State of Virginia (“Hopkins”), and Midwest Biofuels, Inc., an Iowa corporation (“MBI”) (collectively, B. Swain, R. Swain, Broghammer, Zabler and Hopkins are referred to herein as the “Participants”; each signatory of this Agreement is a “Party” and, collectively, they are the “Parties”).

WHEREAS, All Energy is pursuing the development of its proposed ethanol production business; and

WHEREAS, All Energy desires to associate with the Participants and the Participants desire to be associated with All Energy;

 WITNESSETH, for and in consideration of the mutual promises of the parties, each being consideration for the promises of the other, and for other good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

I. FUTURE AGREEMENTS

 A. B. Swain, as the owner of Delta-T Corporation (“Delta-T”), and All Energy agree that they shall negotiate, in good faith, a development agreement (the “Delta-T Agreement”) relating to the construction of five (5) ethanol production facilities, which agreement shall be on terms and conditions substantially the same as the terms and conditions contained in extant ethanol-related development agreements between Delta-T and unaffiliated third-parties. B. Swain further agrees to take such actions as may be necessary to cause Delta-T to enter into the Delta-T Agreement.

 B. R. Swain and B. Swain, as the majority owners of Pacesetter Management Group, LLC (“Pacesetter”), and All Energy agree that they shall negotiate, in good faith, a management agreement (the “Pacesetter Agreement”) relating to the management of the first five (5) ethanol production facilities of All Energy, which agreement shall be on terms and conditions substantially the same as the terms and conditions contained in extant ethanol-related management agreements between Pacesetter and unaffiliated third-parties. R. Swain and B. Swain further agree to take such actions as may be necessary to cause Pacesetter to enter into the Pacesetter Agreement.

II. AGREEMENT TO CANCEL SHARES OF ALL ENERGY COMMON STOCK

 As an inducement for the Participants to execute this Agreement, upon the execution of this Agreement by all of the Parties, Sukowatey shall tender to All Energy for cancellation 19,643 of the 187,500 shares of All Energy common stock currently owned by him, leaving Sukowatey with a total of 167,857 shares of All Energy common stock.

III. AGREEMENT TO ASSIGN OPTION

 As an inducement for All Energy and the Parties to execute this Agreement, MBI, as the owner of an option (the “Option”) to acquire approximately 150 acres of land located in Manchester, Iowa, which is to be the location of All Energy’s first ethanol production facility, shall assign all of its right, title and interest in and to such option to All Energy, the additional consideration for such assignment being the $10,000 previously delivered by All Energy to Broghammer, the president of MBI.

IV. SUBSCRIPTION FOR ALL ENERGY COMMON STOCK

 Upon the execution of each of the Delta-T Agreement and the Pacesetter Agreement, the Participants, and each of them, shall have the right, but not the obligation, to subscribed for shares of the $.0001 par value common stock of All Energy, in the amounts and for the consideration set forth below:

Subscriber	Number of Shares Subscribed	Consideration to be Paid for Shares Subscribed
R.L. Bibb Swain	142,857 *	143.00
Rob Swain	142,857 *	143.00
James Broghammer	142,857 *	143.00
Scott D. Zabler	142,857 *	143.00
John F. Hopkins, Jr.	142,857 *	143.00
*	This amount of shares of common stock of All Energy represents 11.42857% of the shares of common stock allocated by the board of directors of All Energy to the founders of All Energy.

 With respect to the sales of common stock of All Energy contemplated by this Article IV, the Parties are relying on the exemption from registration under the Iowa securities laws provided by Section 502.202(14) of the Iowa Code. Further, with respect to the sales of common stock of All Energy contemplated by this Article IV, the Parties are relying on the exemption from registration under the Virginia securities laws provided by Section 13.1-514(B)(7)(a) of the Code of Virginia. Also, with respect to the sales of common stock of All Energy contemplated by this Article IV, the Parties are relying on the exemption from registration under the South Dakota securities laws provided by Section 47-31B-202(14) of the South Dakota Codified Laws.

V. REPRESENTATIONS OF ALL ENERGY

 A. Organization and Qualification; Subsidiaries. All Energy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

 B. Authority Relative to this Agreement. All Energy has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by All Energy and the consummation by All Energy of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of All Energy. This Agreement has been duly executed and delivered by All Energy and constitutes a legal, valid and binding obligation of All Energy.

 C. Status of All Energy. All Energy is a development-stage company and lacks adequate capital with which to pursue its plan of business. Unless and until All Energy obtains at least $1,300,000 pursuant to its ongoing private offering of common stock or otherwise, it will be unable to pursue its plan of business. All Energy hereby represents and warrants that the information contained in its private placement memorandum (the “Memorandum”) dated as of August 21, 2006, a copy of which has, heretofore, been delivered to each of the Participants, is true and correct as of the date of this Agreement.

VI. REPRESENTATIONS OF SUKOWATEY

 Sukowatey represents and warrants that he is under no disability with respect to entering into this Agreement.

VII. REPRESENTATIONS OF MBI

 A. Organization and Qualification; Subsidiaries. MBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

 B. Authority Relative to this Agreement. MBI has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by MBI and the consummation by MBI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MBI. This Agreement has been duly executed and delivered by MBI and constitutes a legal, valid and binding obligation of MBI.

 C. Ownership of the Option. MBI represents and warrants to All Energy and the Parties that it owns the Option free and clear of any claim of any other person or entity, including MBI’s affiliates. MBI further represents and warrants to All Energy and the Parties that the Option is assignable in the manner contemplated by this Agreement.

VIII. REPRESENTATIONS OF PARTICIPANTS

 A. No Legal Disability.

  1. B. Swain represents and warrants that he is under no disability with respect to entering into this Agreement.

  2. R. Swain represents and warrants that he is under no disability with respect to entering into this Agreement.

  3. Broghammer represents and warrants that he is under no disability with respect to entering into this Agreement.

  4. Zabler represents and warrants that he is under no disability with respect to entering into this Agreement.

  5. Hopkins represents and warrants that he is under no disability with respect to entering into this Agreement.

 B. Receipt of Disclosure. B. Swain, R. Swain, Broghammer, Zabler and Hopkins, and each of them, hereby represent and warrant that they have received and reviewed the Memorandum. With respect to such information, Messrs. B. Swain, R. Swain, Broghammer, Zabler and Hopkins further represent and warrant that they have had an opportunity to ask questions of, and to receive answers from, Mr. Dean Sukowatey, President of All Energy.

 C. Representations Relating to All Energy’s Common Stock. B. Swain, R. Swain, Broghammer, Zabler and Hopkins, and each of them, hereby represent and warrant to All Energy that the shares of All Energy’s common stock being acquired pursuant to this Agreement are being acquired for their own accounts and for investment and not with a view to the public resale or distribution of such securities and further acknowledge that the securities being issued have not been registered under the Securities Act of 1933, as amended, or any state securities law and are “restricted securities”, as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

 D. Agreement to be Bound. B. Swain, R. Swain, Broghammer, Zabler and Hopkins, and each of them, hereby agree that they shall be bound by the terms and conditions of articles VI, VII and IX of that certain Pre-Incorporation Agreement and Subscription, dated as of August 16, 2006, a copy of which has, heretofore, been delivered to each of the Participants, relating to the formation of All Energy.

 E. Consent to Legends. B. Swain, R. Swain, Broghammer, Zabler and Hopkins, and each of them, hereby consent to the placement of the following legends restricting future transfer on the certificates representing the shares of All Energy common sock being acquired pursuant to this Agreement:

1. the following legend conspicuously printed or typewritten on its face:

“SEE TRANSFER RESTRICTIONS ON REVERSE SIDE.”

  2. the reverse side of each such certificate shall bear the following, or substantially similar, legends conspicuously printed or typewritten thereon:

“THE OWNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PRE-INCORPORATION AGREEMENT AND SUBSCRIPTION, DATED AS OF AUGUST 16, 2006, BY AND BETWEEN DEAN SUKOWATEY AND SUN BEAR, LLC.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

IX. MISCELLANEOUS

 A. Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to choice of law considerations.

 B. Arbitration. The Parties agree that any dispute arising out of this Agreement shall be submitted to arbitration with the American Arbitration Association at its Chicago, Illinois, office. Such arbitration shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association then in effect. Any award by the arbitrator or arbitrators shall be enforceable by any court of competent jurisdiction.

 C. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents. Facsimile signatures shall be deemed original signatures.

 D. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

 E. Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

ALL ENERGY:

ALL ENERGY COMPANY

By: /s/ DEAN SUKOWATEY
Dean Sukowatey
President

/s/ DEAN SUKOWATEY
Dean Sukowatey, individually

MBI:

MIDWEST BIOFUELS, INC.

By: /s/ JAMES BROGHAMMER
James Broghammer
President

PARTICIPANTS:

/s/ R.L. BIBB SWAIN
R.L. Bibb Swain

/s/ ROB SWAIN
Rob Swain

/s/ JAMES BROGHAMMER
James Broghammer, individually

/s/ SCOTT D. ZABLER
Scott D. Zabler

/s/ JOHN F. HOPKINS, JR.
John F. Hopkins, Jr.